                                                                    EXHIBIT 11.1

                            COMPRESSENT CORPORATION

                       COMPUTATION OF NET LOSS PER SHARE

                                                3 MONTHS ENDED                 6 MONTHS ENDED
                                          --------------------------     --------------------------
                                          MARCH 31,       MARCH 31,      MARCH 31,       MARCH 31,
                                             1996           1997            1996           1997
                                          ----------     -----------     ----------     -----------
PRIMARY
Weighted average number of common shares
  outstanding during the period..........  3,345,833       4,988,684      3,345,833       4,980,342
Incremental common shares attributable to
  the application of SAB 64 and 83.......    761,334              --        758,667              --
                                          ----------     -----------     ----------     -----------
Shares used in computing net loss per
  share applicable to common
  shareholders...........................  4,107,167       4,988,684      4,104,500       4,980,342
                                          ==========     ===========     ==========     ===========
Net loss................................. $ (381,828)    $(1,067,073)    $ (642,860)    $(2,381,339)
Less: Accretion on preferred stock.......         --              --             --              --
                                          ----------     -----------     ----------     -----------
Net loss applicable to common
  shareholders........................... $ (381,828)    $(1,067,073)    $ (642,860)    $(2,381,339)
                                          ==========     ===========     ==========     ===========
Net loss per share applicable to common
  shareholders........................... $    (0.09)    $     (0.21)    $    (0.16)    $     (0.48)
                                          ==========     ===========     ==========     ===========
FULLY DILUTED
Weighted average number of common shares
  outstanding during the period..........  3,345,833       4,988,684      3,345,833       4,980,342
Incremental common shares attributable to
  the application of SAB 64 and 83.......    761,334              --        758,667              --
                                          ----------     -----------     ----------     -----------
Shares used in computing net loss per
  share applicable to common
  shareholders...........................  4,107,167       4,988,684      4,104,500       4,980,342
                                          ==========     ===========     ==========     ===========
Net loss................................. $ (381,828)    $(1,067,073)    $ (642,860)    $(2,381,339)
Less: Accretion on preferred stock.......         --              --             --              --
                                          ----------     -----------     ----------     -----------
Net loss applicable to common
  shareholders........................... $ (381,828)    $(1,067,073)    $ (642,860)    $(2,381,339)
                                          ==========     ===========     ==========     ===========
Net loss per fully diluted share......... $    (0.09)    $     (0.21)    $    (0.16)    $     (0.48)
                                          ==========     ===========     ==========     ===========